May 31, 2000


Hudson Technologies, Inc.
275 North Middletown Road
Pearl River, New York 10965

Gentlemen:

     You have requested our opinion with respect to the offer and sale by you, Hudson Technologies, Inc., a New York corporation (the "Company"), pursuant to a Registration Statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"), of up to 2,000,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company, issuable upon exercise of stock options (the "Plan Options") granted and eligible for grant under the Company's 1997 Stock Option Plan, as amended on August 19, 1999.

     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of executive officers and responsible employees and agents of the Company.

     Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized and when sold, paid for and issued as contemplated by the Registration Statement and the Plan Options will be duly and validly issued and fully paid and nonassessable.

     We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                          Very truly yours,



                                          /s/ BLANK ROME TENZER GREENBLATT LLP
                                          ------------------------------------
                                          BLANK ROME TENZER GREENBLATT LLP